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                                                                    EXHIBIT 99.4


                             VIEWLOGIC SYSTEMS, INC.

                            1998 STOCK INCENTIVE PLAN

1.      PURPOSE

        The purpose of this 1998 Stock Incentive Plan (the "Plan") of Viewlogic Systems, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in
Section 424 (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.      ELIGIBILITY

        All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options, restricted stock awards, or other stock-based awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant".

3.      ADMINISTRATION, DELEGATION

        (a) ADMINISTRATION BY BOARD OF DIRECTORS. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

        (b) DELEGATION TO EXECUTIVE OFFICERS. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.




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        (c) APPOINTMENT OF COMMITTEES. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.      STOCK AVAILABLE FOR AWARDS

        (a) NUMBER OF SHARES. Subject to adjustment under Section 8 hereof, Awards may be made under the Plan for up to 6,655,574 shares (the "Authorized Shares") of common stock, $0.001 par value per share, of the Company (the "Common Stock"), which number of Authorized Shares shall automatically increase by five percent of the original number of Authorized Shares (as adjusted pursuant to Section 8 hereof) annually, for the Plan Term (as defined in Section 10(c) hereof), on the anniversary of the adoption of the Plan by the Board. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        (b) PER-PARTICIPANT LIMIT. Subject to adjustment under Section 8, for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 1,300,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162 (m) of the Code.

5.      STOCK OPTIONS

        (a) GENERAL. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

        (b) INCENTIVE STOCK OPTIONS. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

        (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each option is granted and specify it in the applicable option agreement.




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        (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

        (e) EXERCISE OF OPTION. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

        (f) PAYMENT UPON EXERCISE. Common Stock purchased upon the exercise of an option granted under the Plan shall be paid for as follows:

            (1) in cash or by check, payable to the order of the Company;

            (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

            (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery;

            (4) to the extent permitted by the Board, in its sole discretion by
(i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

            (5) by any combination of the above permitted forms of payment.

6.      RESTRICTED STOCK

        (a) GRANTS. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

        (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to




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the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.      OTHER STOCK-BASED AWARDS

        The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.      ADJUSTMENTS FOR CHANGES IN COMMON STOCK AND CERTAIN OTHER EVENTS

        (a) CHANGES IN CAPITALIZATION. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

        (b) LIQUIDATION OR DISSOLUTION. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

        (c) ACQUISITION EVENTS

            (1) DEFINITION. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

            (2) CONSEQUENCES OF AN ACQUISITION EVENT ON OPTIONS. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding




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Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

        Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

            (3) CONSEQUENCES OF AN ACQUISITION EVENT ON RESTRICTED STOCK AWARDS. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

            (4) CONSEQUENCES OF AN ACQUISITION EVENT ON OTHER AWARDS. The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

9.      GENERAL PROVISIONS APPLICABLE TO AWARDS

        (a) TRANSFERABILITY OF AWARDS. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or




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otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        (b) DOCUMENTATION. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

        (c) BOARD DISCRETION. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

        (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

        (e) WITHHOLDING. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

        (f) AMENDMENT OF AWARD. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

        (g) CONDITIONS ON DELIVERY OF STOCK. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

        (h) ACCELERATION. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free




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of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10.     MISCELLANEOUS

        (a) NO RIGHT TO EMPLOYMENT OR OTHER STATUS. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) NO RIGHTS AS STOCKHOLDER. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

        (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162 (m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162 (m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date (the "Plan Term").

        (d) AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162 (m) of the Code, no Award granted to a Participant designated as subject to Section 162 (m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162 (m) (including the vote required under Section 162(m)).




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        (e) GOVERNING LAW. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.



                             Adopted by the Board of Directors
                             on October 2, 1998

                             Approved by the sole Stockholder
                             on October 2, 1998




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                             VIEWLOGIC SYSTEMS, INC.

                               AMENDMENT NO. 1 TO

                            1998 STOCK INCENTIVE PLAN

        The following amendments to the 1998 Stock Incentive Plan (the "Plan") of Viewlogic Systems, Inc., a Delaware corporation, are hereby effected:

        1. Section 5(c) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

               (c) EXERCISE PRICE. The Board shall establish the exercise price at the time each option is granted and specify it in the applicable option agreement; PROVIDED, THAT, no Option shall have an exercise price of less than (i) 85% of the Fair Market Value of a share of Common Stock on the date of grant, or (ii) in the case of an Option granted to a Participant who is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of outstanding stock of the Company (a A10% Stockholder@), 110% of the Fair Market Value of a share of Common Stock on the date of grant.

        2. Section 5(d) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

               (d) DURATION OF OPTIONS. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; PROVIDED, THAT, (i) Options granted to Participants who are not officers or directors of, or consultants to, the Company shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant and (ii) no Option shall have a term in excess of ten years from the date of grant.

        3. Section 6(b) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

               (b) TERMS AND CONDITIONS. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any; PROVIDED, THAT, the issue price of any shares of Common Stock subject to a Restricted Stock Award shall not be less than (i) 85% of the Fair Market Value of a share of Common Stock on the date of grant, or (ii) in the- case of a Restricted Stock Award granted to a 10% Stockholder, 100% of the Fair Market Value of a share of Common Stock on the date of grant. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the




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           Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

        4. Section 7 of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

           7.  OTHER STOCK-BASED AWARDS

               The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights; PROVIDED, THAT, the price of any shares of Common Stock subject to any such other stock-based Award or upon which any such other stock-based Award is based, shall not be less than (i) 85% of the Fair Market Value of a share of Common Stock on the date of grant, or (ii) in the case of an other stock-based Award granted to a 10% Stockholder, 100% of the Fair Market Value of a share of Common Stock on the date of grant.

        5. Section 9(a) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

               (a) NONTRANSFERABILITY OF AWARDS. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

        6. Section 9(d) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

               (d) TERMINATION OF STATUS. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under such Award; PROVIDED, THAT, at the minimum, following the termination of employment, an Option shall remain exercisable for at least (i) six months, if such termination is a result of disability or death, or
           (ii) 30 days, if such termination is for any reason other than disability, death or cause. Notwithstanding the foregoing, in no event shall any extension of an Option under this Section 9(d) permit the exercise of such option subsequent to the date of such Option's expiration pursuant to its terms or the terms of Section 5(d) hereof.




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

        7. The following Section 9(i) is added to the Plan and inserted therein immediately subsequent to Section 9(h) of the Plan:

               (h) RESTRICTIONS ON TRANSFER OF SHARES AND MINIMUM VESTING. Any shares of Common Stock issued pursuant to Awards shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board may determine. Such restrictions shall be set forth in the applicable Award and shall apply in addition to any restrictions that may apply to holders of shares of Common Stock generally. In the case of a Participant who is not an officer or a director of, or a consultant to, the Company, any right, upon termination of the Participant's employment or other status with the Company, to repurchase at the original purchase price (if any) shares of Common Stock issued to such Participant pursuant to an Award shall lapse at least as rapidly as 20% per year of the five-year period commencing on the date of grant of such Award. Any such right may be exercised only within 90 days after the termination of the Participant's employment or other status with the Company (or, in the case of Common Stock issued upon the exercise of Options after the date of termination, within 90 days after the date of exercise) for cash or for cancellation of indebtedness incurred in purchasing such shares of Common Stock.

        8. The following Section 9(j) is added to the Plan and inserted therein immediately subsequent to Section 9(i) of the Plan:

               (j) FINANCIAL REPORTS. Each year, the Company shall furnish to each Participant who is holding an outstanding Award or who is a stockholder of the Company its balance sheet and income statement, unless such Participant is a key employee of the Company whose duties with the Company assure him access to equivalent information. Such balance sheet and income statement need not be audited.

        9. Section 10(c) of the Plan is deleted in its entirety and the following is substituted in lieu thereof:

               (c) EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to
           Section 162 (m) of the Code shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162 (m) in the manner required under Section 162 (m) (including the vote required under Section 162(m)). In the event that the Company's stockholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Awards that have already occurred shall be rescinded, and no additional Awards shall be granted thereafter under the Plan. No Awards shall be granted under the Plan and the Plan shall automatically terminate ten years after the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved




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

           by the Company's stockholders (the APlan Term@), but Awards previously granted may extend beyond that date .

        Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

        This Amendment No. 1 to 1998 Stock Incentive Plan shall be effective upon and as of the date of its adoption by the Board.



                              Adopted by the Board of Directors
                              on November 23, 1998





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